Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

China SXT Pharmaceuticals, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of China SXT Pharmaceuticals, Inc. (“the Company”) of our report dated July 31, 2023 relating to the consolidated financial statements which appears in China SXT Pharmaceuticals, Inc.’s Annual Report on Form 20-F for the year ended March 31, 2023, filed with the Commission on July 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

January 11, 2024

999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us